EXHIBIT 99.2

Mid-Con Energy Partners, LP Announces Public Offering of Common Units

DALLAS, October 15, 2012 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced today it has commenced an underwritten public offering of common units representing limited partner interests in Mid-Con Energy.

Mid-Con Energy is offering 1,000,000 common units representing limited partner interests in the Partnership. Additionally, Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII, L.P. (collectively, “Yorktown”) are offering 3,000,000 common units in the offering. The underwriters will be granted a 30-day overallotment option to purchase an additional 600,000 common units offered by Yorktown.

Prior to the offering, Yorktown owned an approximate 48.5% limited partner interest in Mid-Con Energy. Immediately following this offering, Yorktown will own an approximate 30.1% limited partner interest in Mid-Con Energy (or an approximate 26.9% limited partner interest if the underwriters exercise their overallotment option in full).

Mid-Con Energy intends to use the net proceeds from its offering to repay borrowings outstanding under its credit facility. Mid-Con Energy will not receive any proceeds from the offering of common units sold by Yorktown.

RBC Capital Markets, LLC, Raymond James & Associates, Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers. Robert W. Baird & Co. Incorporated, Oppenheimer & Co. and Stephens Inc. are acting as co-managers for the offering. This offering of common units will be made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from the offices of:

RBC Capital Markets, LLC

Attention: Prospectus Department

3 World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Telephone: (877) 822-4089

Raymond James & Associates, Inc.

Attention: Equity Syndicate

880 Carillon Parkway

Tower 3, 5th Floor

St. Petersburg, Florida 33716

Telephone: (800) 248-8863

UBS Securities LLC

Attention: Prospectus Department

299 Park Avenue

New York, New York 10171

Telephone: (888) 827-7275

Wells Fargo Securities, LLC

Attention: Equity Syndicate Department

375 Park Avenue

New York, New York 10152

Email: cmclientsupport@wellsfargo.com

Telephone: (800) 326-5897

An electronic copy of the preliminary prospectus may also be obtained at no charge at the United States Securities and Exchange Commission website at www.sec.gov.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on the Mid-Continent region of the United States. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma and parts of Oklahoma and Colorado within the Hugoton Basin.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the SEC available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings.

These forward–looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;
•	ability to replace the reserves we produce through acquisitions and the development of our properties;
•	oil and natural gas reserves;
•	technology;
•	realized oil and natural gas prices;
•	production volumes;
•	lease operating expenses;
•	general and administrative expenses;
•	future operating results;
•	cash flow and liquidity;
•	availability of production equipment;
•	availability of oil field labor;
•	capital expenditures;
•	availability and terms of capital;
•	marketing of oil and natural gas;
•	general economic conditions;
•	competition in the oil and natural gas industry;
•	effectiveness of risk management activities;
•	environmental liabilities;
•	counterparty credit risk;
•	governmental regulation and taxation;
•	developments in oil producing and natural gas producing countries; and
•	plans, objectives, expectations and intentions.

CONTACT:

Jeff Olmstead

President and Chief Financial Officer

(972) 479-5980

jolmstead@midcon-energy.com

Matthew Lewis

Associate

(972) 479-5984

mlewis@midcon-energy.com